Exhibit 10.3

WHITING PETROLEUM CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT (CASH-SETTLED)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [●], 20[●], by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the non-employee director or key employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2013 Equity Incentive Plan (the “Plan”), which permits the Company to issue equity-based awards to certain key salaried employees and non-employee directors of the Company and any affiliate of the Company; and

WHEREAS, the Participant is a key salaried employee or a non-employee director of the Company, and the Company desires such person to remain in such capacity and wishes to provide such person with the opportunity to receive monetary payments based on the value of the Company’s shares of common stock (the “Shares”) to align the personal interests of the Participant with the interests of shareholders and the success of the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.    Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of restricted stock units set forth on the signature page hereof (the“RSUs”).

2.    Vesting. Subject to Sections 4 and 11, one-third of the RSUs shall vest on each of the first, second, and third anniversaries of the Grant Date specified on the signature page hereof.

3.    Settlement. As soon as reasonably practicable (but no more than thirty (30) days) after each vesting date, the Company will pay to the Participant an amount in cash equal to the product of (a) the number of RSUs that vested on such date and (b) the Fair Market Value (as defined in the Plan) of a Share on the vesting date.

4.    Termination of Employment or Death. If the Participant’s employment with, or service on the board of directors of, the Company or an affiliate (as applicable) is terminated for any reason (including death), all RSUs that have not vested as of the date of termination shall be forfeited as of the date on which such termination occurs.

5.    Rights as a Shareholder; Dividend Equivalents. The Participant shall not have any rights of a shareholder with respect to the Shares underlying the RSUs (including, without limitation, any voting rights or any right to dividends). If, however, after the Grant Date and prior to the settlement date, a record date with respect to a cash dividend on the Shares occurs, then on the date that such dividend is paid to Company shareholders the Participant shall be credited with “dividend equivalents” in an amount equal to the dividends that would have been paid to the Participant if the

Participant owned a number of Shares equal to the number of outstanding RSUs hereunder as of such record date. The dividend equivalents will be deemed to be reinvested in additional restricted stock units (determined by multiplying the cash dividends paid by the Fair Market Value of a Share on the dividend payment date) and will be subject to the same terms and conditions, and shall vest and be paid or be forfeited (if applicable) at the same time as the RSUs to which they are attributable.

6.    Tax Withholding. All payments due hereunder shall be reduced for any applicable federal, state, or local income or other withholding taxes due by reason of the grant, vesting or settlement of the RSUs

7.    No Right to Employment or Service. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time.

8.    Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Compensation Committee of the Board of Directors of the Company (the “Committee”), in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

9.    Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors.

10.    Miscellaneous.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)    This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)    The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)    Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)    This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

(f)    This Agreement is subject in all respects to the terms and conditions of the Plan.

11.    Change of Control. Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control (as defined in the Plan), the RSUs shall become 100% vested as of the date of such Change in Control, unless the RSUs were previously forfeited under the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT

WHITING PETROLEUM CORPORATION

By:

No. of Restricted Stock Units:
Grant Date:

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